UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010 (March 12, 2010)

HEALTHSPRING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32739	20-1821898
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 291-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of HealthSpring, Inc. (the “Company”), after consideration of presentations and recommendations by the Company’s senior executive officers, approved the Executive Officer Cash Bonus Plan (the “Bonus Plan”). A copy of the Bonus Plan is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.

Cash incentive bonuses payable under the Bonus Plan for 2010 were also established by the Committee, and targeted as a percentage of base salary. The “target” percentage for each of the executive officers for 2010 bonus opportunities is set forth below.

Name	Title	Target %
Herbert A. Fritch	Chief Executive Officer	100%
Michael G. Mirt	President and Chief Operating Officer	75%
Karey L. Witty	Executive Vice President and Chief Financial Officer	75%
Sharad Mansukani	Executive Vice President and Chief Strategy Officer	50%
Scott C. Huebner	Executive Vice President and President —Texas HealthSpring	50%
M. Shawn Morris	Executive Vice President and President — HealthSpring of Tennessee	50%
Mark A. Tulloch	Executive Vice President — Enterprise Operations	50%
J. Gentry Barden	Senior Vice President and General Counsel	50%
David L. Terry, Jr.	Senior Vice President and Chief Actuary	50%
Dirk O. Wales	Senior Vice President and Chief Medical Officer	30%

Cash incentive bonuses payable under the Bonus Plan for 2010 for these executives are based on the following components:

	Company	Business Unit	Individual
Name	Performance	Performance	Performance
Herbert A. Fritch	100%	—	—
Michael G. Mirt	100%	—	—
Karey L. Witty	100%	—	—
Sharad Mansukani	100%	—	—
Scott C. Huebner	50%	25%	25%
M. Shawn Morris	50%	25%	25%
Mark A. Tulloch	50%	25%	25%
J. Gentry Barden	50%	—	50%
David L. Terry, Jr.	50%	—	50%
Dirk O. Wales	—	—	100%

The Company performance component of the Bonus Plan for 2010 is based on the Company’s achievement of financial results, determined by reference to a 2010 earnings per share, or EPS, range of $2.18 to $2.43, as publicly guided by the Company to the investment community in February 2010. The EPS goals are targeted on a sliding scale that allows for possible payouts of between 50% and 200% of the Company performance component percentage based on actual 2010 EPS results. No bonus will be payable under the Company performance component of the Bonus Plan for 2010 EPS below $2.18 and the maximum 200% percentage payout will be at a 2010 EPS level above $2.43. For each of Messrs. Huebner, Morris, and Tulloch, the business unit performance component of the Bonus Plan for 2010 will be based on business unit earnings before interest, taxes, depreciation, and amortization; business unit selling, general, and administrative expense; and on certain other membership and operational objectives, including health plan member satisfaction criteria. The individual performance component of the Bonus Plan for 2010 will be determined by the Committee, based on the subjective discretion of, and recommendation to the Committee for approval by, the Chief Executive Officer or President, as applicable.

All payments made pursuant to the Company and business unit performance components of the Bonus Plan for 2010 are intended to be “Performance Awards” under the Company’s 2006 Equity Incentive Plan, as amended from time to time (the “2006 Plan”), and are governed by the terms of the 2006 Plan.

In addition, pursuant to the terms of the HealthSpring, Inc. Amended and Restated 2008 Management Stock Purchase Plan, executives may elect to receive all or a portion of their respective bonuses in the form of shares of restricted stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1  HealthSpring, Inc. Executive Officer Cash Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.

By: /s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President

Date: March 18, 2010

EXHIBIT INDEX

No.	Exhibit
10.1	HealthSpring, Inc. Executive Officer Cash Bonus Plan.